EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use in this Form 8-K of our report dated June 10, 1997 included in Registration Statement No. 333-30009. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1996, or performed any audit procedures subsequent to the date of our report.


                                        /s/ ARTHUR ANDERSEN L.L.P.
                                            Arthur Andersen L.L.P.

Chicago, Illinois
November 13, 1997

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